Exhibit 23a



                         Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statements (Form S-8 No.333-86458, Form S-8 No. 33-38761 and Form S-8 No. 333-106086)
pertaining to the Sprint Retirement Savings Plan for Bargaining Unit Employees of Sprint Corporation of our report dated June 6, 2003, with respect to the financial statements and schedules of the Sprint Retirement Savings Plan for Bargaining Unit Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2002.



                                              /s/ Ernst & Young LLP




Kansas City, Missouri
June 24, 2003









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